LETTER OF INTENT






                    ZEN VOCE TECHNOLOGY PTE LTD [LETTERHEAD]
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     TO  :     TECHNOLOGY PARKS PTE LTD           DATE:     23RD JUNE 1995
     ATTN:     PHUA MIN TZE                       FAX :     7784761


                                LETTER OF INTENT
                                ----------------

We are pleased to inform you that Cerprobe (S) Pte Ltd has confirmed to lease the unit at 5004 Ang Mo Kio Ave 5 Techplace II #02-07 Singapore 2056. The taking over date will be on the 3rd day of July 1995.

As this company is currently doing their registration of company, Zon Voce Technology Pte Ltd will act on their behalf under such time Cerprobe (S) Pte Ltd is officially registered.


Yours Sincerely,                                  Yours Sincerely,




/s/ Johnny Lim                                 /s/ Roseann L. Tavarozzi
-----------------------                        ------------------------------
    Johnny Lim                                     Roseann L. Tavarozzi
    Managing Director                              Vice President Finance
                                                   Cerprobe Corporation


c.c. Zane Close
     Roseann J. Tavarozzi
     Michael Bonham
     Henry Wong